EXECUTION VERSION FIRST AMENDMENT TO CREDIT AGREEMENT FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of August 2, 2019 among ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company identified as “Subsidiary Guarantors” on the signature pages to the Credit Agreement (the “Subsidiary Guarantors”), the Lenders (as defined below) party hereto and BMO HARRIS BANK N.A., as Administrative Agent (the “ABL Administrative Agent”), each of which is a party to the Existing Credit Agreement (as defined below). WHEREAS, Company, the Subsidiary Guarantors, the financial institutions from time to time party thereto as lenders (the “Lenders”) and the ABL Administrative Agent are parties to that certain Credit Agreement dated as of February 28, 2019 (as amended, supplemented, or otherwise modified from time to time prior to this Amendment and as in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and as amended by this Amendment and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Amended Credit Agreement”). WHEREAS, the Company and the Subsidiary Guarantors request that the Lenders and the ABL Administrative Agent amend the Existing Credit Agreement in certain respects, and the Lenders party hereto and the ABL Administrative Agent are willing to so amend the Existing Credit Agreement, as set forth below. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows: Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Amended Credit Agreement are used herein as defined therein. Section 2. Amendments to the Existing Credit Agreement. From and after the First Amendment Effective Date, the Existing Credit Agreement shall be amended as follows: 2.01. References Generally. References in the Existing Credit Agreement (including references to the Existing Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and each reference to the Existing Credit Agreement in the other Loan Documents (and indirect references such as “thereunder”, “thereby”, “therein” and “thereof”) shall be deemed to be references to the Existing Credit Agreement as amended hereby. 2.02. Amended Language. (a) Section 1.01 of the Existing Credit Agreement is amended by amending and restating the following defined term as follows: “Fixed Charge Trigger Period” means the period (a)(i) at any time during the period from the First Amendment Effective Date through October 31, 2019, commencing on the day when Adjusted Excess Availability is less than $17,500,000 and (ii) at any other time, commencing on the day when Adjusted Excess Availability is less than the greater of (x) $17,500,000 and (y) 10.0% of the Maximum Borrowing Amount and (b) continuing until the day Adjusted Excess Availability exceeds the greater of (x) $17,500,000 and (y) 10.0% of the Maximum Borrowing Amount for thirty (30) consecutive days. AmericasActive:13726780.11

(b) Section 1.01 of the Existing Credit Agreement is amended by adding the following defined terms as follows in alphabetical order: “Acceptable Letters of Credit” means one or more standby letters of credit satisfying each of the following: (a) issued by HSBC Bank USA, National Association or another bank acceptable to the Administrative Agent, (b) Elliott Associates, L.P. is the applicant, (c) BMO, as administrative agent, is the beneficiary, (d) expiration no earlier than December 31, 2019, (e) may be drawn by the Administrative Agent upon the earlier of (i) an Event of Default and (ii) 30 days prior the expiration date for such letter of credit if it has not been replaced or extended on terms and conditions acceptable to the Administrative Agent and the Required Lenders and (f) otherwise on terms and conditions acceptable to the Administrative Agent and the Required Lenders; provided that the Administrative Agent shall return such letter of credit (and remove such letter of credit from the Borrowing Base) upon request of the Borrower Agent and satisfaction of the following conditions: (i) as of the date of return of such letter of credit and immediately after giving effect thereto, no Event of Default has occurred and is continuing, (ii) Adjusted Excess Availability immediately before and after giving Pro Forma Effect to return of such letter of credit (and removing such letter of credit from the Borrowing Base), and on an average basis after giving Pro Forma Effect to return of such letter of credit (and removing such letter of credit from the Borrowing Base) during the thirty (30) consecutive day period ending on and including the date of return of such letter of credit, shall be not less than, the greater of (A) 20.0% of the Maximum Borrowing Amount and (B) $40,000,000 and (iii) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby. “Acceptable Letter of Credit Reimbursement Agreement” means that certain RRTS – Elliott Letter of Credit Fee Letter dated as of August 2, 2019 among the Permitted Holders and the Company. “First Amendment Effective Date” means August 2, 2019. (c) The definition of “Borrowing Base” in Section 1.01 of the Existing Credit Agreement is amended by inserting a new clause (e) and re-lettering the subsequent clauses as follows: (e) the lesser of (i) 100% of the amount of any Acceptable Letter of Credit and (ii) $30,000,000; plus (f) the FILO Amount; minus (g) the amount of all Availability Reserves. (d) Section 7.02(f) of the Existing Credit Agreement is amended and restated as follows: (f) on or before September 15, 2019, Borrower Agent shall deliver to Administrative Agent, in form and substance reasonably acceptable to the 2

Administrative Agent, a reasonably detailed plan for achieving the Company’s stated liquidity goals and objectives in connection with its go-forward business plan and strategy, which may include the sale of certain assets; and (e) Section 7.19 of the Existing Credit Agreement is amended and restated as follows 7.19 Treasury Management and Other Services. Each Loan Party shall maintain its lockboxes, Deposit Accounts (other than Excluded Deposit Accounts) and primary disbursement accounts exclusively with BMO, and shall utilize BMO, Wells Fargo Bank, National Association or Bank of America, N.A. for other Treasury Management and Other Services. (f) Section 8.01 of the Existing Credit Agreement is amended by (i) re-lettering clause (y) as (z) and (ii) inserting a new clause (y) as follows: (y) Indebtedness under the Acceptable Letter of Credit Reimbursement Agreement; and (g) Section 8.11 of the Existing Credit Agreement is amended by (i) amending and restating clause (a) and (ii) adding a new clause (d), each as follows: (a) Make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of (x) principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness or (y) any amounts under the Acceptable Letter of Credit Reimbursement Agreement, including any taxes, fees, charges or other costs or expenses, except: (i) payments when due of regularly scheduled interest and principal payments (including mandatory prepayments arising as a result of a change of control or sale of substantially all assets), other than (x) payments in respect of any Subordinated Debt prohibited by the Subordination Provisions thereof and (y) any payment in respect of the Acceptable Letter of Credit Reimbursement Agreement; (ii) payments made through the incurrence of Refinancing Indebtedness; (iii) payments of secured Indebtedness that becomes due as a result of a voluntary sale or transfer permitted hereunder of the property securing such Indebtedness; (iv) payments made solely from and substantially contemporaneously with the proceeds of the issuance of Equity Interests by the Company (other than Disqualified Equity Interests); (v) optional payment, prepayments or redemptions in respect of any Indebtedness (other than Subordinated Debt to the extent 3 contrary to the Subordination Provisions applicable thereto) so long as the Payment Conditions are satisfied (a “Specified Debt Payment”); and (vi) payments under the Acceptable Letter of Credit Reimbursement Agreement; provided that the following conditions have been satisfied: (i) as of the date of such payment and immediately after giving effect thereto, no Event of Default has occurred and is continuing, (ii) Adjusted Excess Availability immediately before and after giving Pro Forma Effect to such payment, and on an average basis after giving Pro Forma Effect to such payment during the thirty (30) consecutive day period ending on and including the date of such payment, shall not be less than, the greater of (A) 20.0% of the Maximum Borrowing Amount and (B) $40,000,000 and (iii) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby (for the avoidance of doubt, to the extent any such payment is being made contemporaneous with the return of any Acceptable Letter of Credit (and removal such letter of credit from the Borrowing Base) then all calculations of Adjusted Excess Availability shall include the impact of both events). *** (d) Amend, modify or change in any manner any term or condition of the Acceptable Letter of Credit Reimbursement Agreement without the prior written consent of the Administrative Agent. (h) Article XI of the Existing Credit Agreement is amended by adding a new Section 11.22: 11.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. 4

Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 11.22, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). Section 3. Representations and Warranties of the Loan Parties. The Loan Parties represent and warrant to the ABL Administrative Agent and the Lenders that as of the First Amendment Effective Date: 3.01. each of the representations and warranties set forth in the Amended Credit Agreement and in the other Loan Documents are true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date, and except that for purposes of this Section 3.01, (i) the representations and warranties contained in Section 6.05(a) and (c) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 7.01 of the Amended Credit Agreement and (ii) the representations and warranties contained in Section 6.05(b) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (b) of Section 7.01 of the Amended Credit Agreement; and 5

3.02. both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, no Default shall have occurred and be continuing, or would result therefrom. Section 4. Conditions Precedent to this Amendment. This Amendment shall become effective as of the date, upon which each of the following conditions precedent shall be satisfied or waived (the “First Amendment Effective Date”): 4.01. Amendment. The ABL Administrative Agent shall have received counterparts of this Amendment, executed by the Loan Parties, the ABL Administrative Agent and the Required Supermajority Lenders. 4.02. Acceptable Letters of Credit. The ABL Administrative Agent shall have received one or more original Acceptable Letters of Credit in an amount of not less than $20,000,000 in the aggregate, in form and substance acceptable to the ABL Administrative Agent. 4.03. Term Loan Amendment. The ABL Administrative Agent shall have received a fully executed copy of the first amendment to the Term Loan Agreement, postponing the September 1, 2019 scheduled amortization payment pursuant to clauses (a) and (b) of Section 2.05 of the Term Loan Agreement to December 1, 2019 and otherwise in form and substance acceptable to the ABL Administrative Agent. 4.04. Costs and Expenses. The Company shall have paid all reasonable and documented out- of-pocket costs and expenses of the ABL Administrative Agent in connection with this Amendment. 4.05. Fees. The Company shall pay a fee to BMO in the amount of $100,000, for the account of each of the Lenders, which fee shall be allocated to the Lenders on a pro rata basis in accordance with their respective Commitments. Section 5. Reference to and Effect Upon the Existing Credit Agreement. 5.01. Except as specifically amended or waived above, the Existing Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. 5.02. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the ABL Administrative Agent or any Lender under the Existing Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any Loan Document, except as specifically set forth herein. Section 6. Ratification of Liability. As of the First Amendment Effective Date, the Company and the other Loan Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents to which they are a party, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which they are a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Loan Documents to which they are a party, respectively, as security for the Obligations, and as of the First Amendment Effective Date, each such Person hereby confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Amendment, the Amended Credit Agreement or any other Loan Document. As of the First Amendment Effective Date, the Company and 6

the other Loan Parties further agree and reaffirm that the Loan Documents to which they are parties now apply to all Obligations as defined in the Amended Credit Agreement (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Amendment, the Amended Credit Agreement or any other Loan Document). As of the First Amendment Effective Date, the Company and the other Loan Parties (a) further acknowledge receipt of a copy of this Amendment, (b) consent to the terms and conditions of same, and (c) agree and acknowledge that each of the Loan Documents to which they are a party remain in full force and effect and is hereby ratified and confirmed. Section 7. Miscellaneous. Except as herein provided, the Existing Credit Agreement shall remain unchanged and in full force and effect. This Amendment is a Loan Document for all purposes of the Amended Credit Agreement. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment. Section 8. GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS. Section 9. Release and Waiver. The Loan Parties each do hereby release the ABL Administrative Agent and each of the Lenders and each of their officers, directors, employees, agents, attorneys, personal representatives, successors, predecessors and assigns from all manner of actions, cause and causes of action, suits, deaths, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, and particularly, without limiting the generality of the foregoing, in connection with the Amended Credit Agreement and the other Loan Documents and any agreements, documents and instruments relating to the Amended Credit Agreement and the other Loan Documents and the administration of the Amended Credit Agreement and the other Loan Documents, all indebtedness, obligations and liabilities of the Loan Parties to the ABL Administrative Agent or any Lender and any agreements, documents and instruments relating to the Amended Credit Agreement and the other Loan Documents (collectively, the “Claims”), which the Loan Parties now have against the ABL Administrative Agent or any Lender or ever had, or which might be asserted by their heirs, executors, administrators, representatives, agents, successors, or assigns based on any Claims which exist on or at any time prior to the date of this Amendment. The Loan Parties expressly acknowledge and agree that they have been advised by counsel in connection with this Amendment and that they each understand that this Section 10 constitutes a general release of the ABL Administrative Agent and the Lenders and that they each intend to be fully and legally bound by the same. The Loan Parties further expressly acknowledge and agree that this general release shall have full force and effect notwithstanding the occurrence of a breach of the terms of this Amendment or an Event of Default or Default under the Amended Credit Agreement. [signature pages follow] 7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written. BORROWER: ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/ Terence R. Rogers Name: Terence R. Rogers Title: EVP & CFO [Signature Page to Amendment]

SUBSIDIARY GUARANTORS:

A&A EXPRESS, LLC
A&A LOGISTICS, LLC
ACTIVE AERO CHARTER, LLC
ACTIVE AERO GROUP, INC.
ACTIVE AERO MOTOR CARRIER, LLC
ACTIVE GLOBAL SOLUTIONS, LLC
ACTIVE PTM, LLC
ASCENT GLOBAL LOGISTICS, LLC
ASCENT GLOBAL LOGISTICS HOLDINGS, INC.
BEECH HILL ENTERPRISES, LLC
BIG ROCK TRANSPORTATION, LLC
CAPITAL TRANSPORTATION LOGISTICS, LLC
CENTRAL CAL TRANSPORTATION, LLC
CTW TRANSPORT, LLC
D&E TRANSPORT, LLC
EVERETT LOGISTICS, LLC
EXPEDITED FREIGHT SYSTEMS, LLC
GREAT NORTHERN TRANSPORTATION SERVICES, LLC
GROUP TRANSPORTATION SERVICES, LLC
INTERNATIONAL TRANSPORTATION HOLDINGS, INC.
ISI LOGISTICS, LLC
ISI LOGISTICS SOUTH, LLC
ASCENT GLOBAL LOGISTICS INTERNATIONAL, LLC
MESCA FREIGHT SERVICES, LLC
MORGAN SOUTHERN, INC.
PRIME DISTRIBUTION SERVICES, INC.
RICH TRANSPORT, LLC
ROADRUNNER EQUIPMENT LEASING, LLC
ROADRUNNER FREIGHT CARRIERS, LLC
ROADRUNNER INTERMODAL SERVICES, LLC
ROADRUNNER TEMPERATURE CONTROLLED, LLC
ROADRUNNER TRANSPORTATION SERVICES, INC.
ROADRUNNER TRUCKLOAD 2, LLC
ROADRUNNER TRUCKLOAD AGENT INVESTMENT, INC.
ROADRUNNER TRUCKLOAD HOLDINGS, LLC
RRTC HOLDINGS, INC.
SARGENT TRUCKING, LLC
SORTINO TRANSPORTATION, LLC
STAGECOACH CARTAGE AND DISTRIBUTION, LLC
USA JET AIRLINES, INC.
WANDO TRUCKING, LLC
WORLD TRANSPORT SERVICES, LLC

By: /s/ Terence R. Rogers
Name: Terence R. Rogers
Title: Executive Vice President

[Signature Page to Amendment]

ABL ADMINISTRATIVE AGENT: BMO HARRIS BANK N.A., as ABL Administrative Agent By: /s/ Clayton Foster Name: Clayton Foster Title: Assistant Vice President LENDERS: BMO HARRIS BANK N.A., as a Lender By: /s/ Clayton Foster Name: Clayton Foster Title: Assistant Vice President [Signature Page to Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Laura Wheeland Name: Laura Wheeland Title: Vice President [Signature Page to Amendment]

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Lender By: /s/Brian Scawinski Name: Brian Scawinski Title: Portfolio Specialist [Signature Page to Amendment]